UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 __________________
FORM 8-K
__________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of report (Date of earliest event reported): June 27, 2014
 AMERICAN RESIDENTIAL PROPERTIES, INC.
(Exact name of Registrant as specified in its charter)
 __________________

Maryland	001-35899	45-4941882
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

7047 East Greenway Parkway, Suite 350
Scottsdale, AZ 85254
(Address of principal executive offices) (Zip code)

(480) 474-4800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
As previously disclosed, on September 17, 2013, American Residential Properties, Inc. (the “Company”), American Residential Properties OP, L.P., the Company’s operating partnership, American Residential GP, LLC, the wholly owned subsidiary of the Company that is the general partner of the Operating Partnership, and American Residential Properties TRS, LLC, a subsidiary of the Operating Partnership, as guarantors, and American Residential Leasing Company, LLC, as the borrower (the “Borrower” and together with the foregoing entities and their consolidated subsidiaries, collectively, “the “Consolidated Group”), entered into an amended and restated credit agreement (the “Original Credit Agreement”) with Bank of America, N.A., as administrative agent, letters of credit issuer and a lender, Morgan Stanley Senior Funding, Inc., as syndication agent and a lender, KeyBank National Association, as documentation agent and a lender, and Barclays Bank PLC, Jeffries Group, Inc., Raymond James Bank, N.A., and Comerica Bank, as lenders. Under the terms of the Original Credit Agreement, the Consolidated Group was able to increase the amount of borrowings with additional commitments up to an aggregate maximum of $500 million, subject to certain customary conditions and lenders committing to provide the increase in funding (the “Accordion”).
On June 27, 2014, the Borrower exercised the Accordion to increase the aggregate commitments under the Credit Agreement by an additional $120 million with commitments from existing Lenders (the “Accordion Exercise”). As a result of the Accordion Exercise, the borrowing capacity under the Original Credit Agreement increased from $380 million to $500 million, subject to meeting certain criteria.
On June 27, 2014, the Consolidated Group entered into a Second Amendment to Amended and Restated Credit Agreement (the “Amendment”) with Bank of America, N.A., as administrative agent, letters of credit issuer and a lender, and Deutsche Bank AG, New York Branch, Citibank, N.A., JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc., KeyBank National Association, Barclays Bank PLC, Raymond James Bank, N.A. and Comerica Bank, as lenders (all of the lenders, collectively, the “Lenders”), amending and restating in its entirety the Original Credit Agreement.
The Amendment amended the Original Credit Agreement governing the senior secured revolving credit facility of the Consolidated Group to: (1) increase the size of the Accordion to allow further increases of the borrowing capacity to an aggregate maximum of $750 million, subject to meeting certain criteria and obtaining additional commitments from one or more of the Lenders or, subject to requisite consents, from new lenders; and (2) generally facilitate compliance and better accommodate the anticipated growth and capital needs of the Consolidated Group.
The Amendment changes several financial covenants contained in the Original Credit Agreement, including changing:

•
the maximum leverage ratio (defined as total indebtedness to total asset value) of the Consolidated Group from 40% and increasing to up to 60% once the value of properties designated as borrowing base properties exceeded $300 million, to a ratio of 65%;

•
the minimum tangible net worth of the Consolidated Group from at least $258.8 million, plus 75% of the net proceeds of any additional equity interest, to $465 million, plus 75% of the net proceeds of any additional equity interest;

•
the minimum fixed charge coverage ratio (as defined in the Amendment) of the Consolidated Group from 1.00x to 1.50x, but in each case, increasing over time to 1.75x and, in certain circumstances, to modify the manner in which the test is calculated; and

•
the minimum liquidity requirement in unrestricted cash of the Company and its subsidiaries to (i) at any time prior to the first increase effective date (as defined in the Amendment), (a) $15.0 million if the Company attains a fixed charge coverage ratio of less than 1.75x and (b) $10.0 million if the Company attains a fixed charge coverage ratio of at least 1.75x, and (ii) at any time after to the first increase effective date, $25 million.

The Amendment included a number of technical changes to various provisions of the Original Credit Agreement affecting the borrowing base amount (as defined in the Amendment) in order to increase the availability of funds under the facility, as well as changes to simplify the procedures for adding investment properties to the borrowing base amount.
The other material provisions and terms of the Original Credit Agreement remain substantially the same. As of June 27, 2014, the Borrower had approximately $364 million outstanding under the senior secured revolving credit facility.
Several of the Lenders and their affiliates have provided, and they and other lenders and their affiliates may in the future provide, various investment banking, commercial banking, fiduciary and advisory services for the Company from time to time for which they have received, and may in the future receive, customary fees and expense reimbursements.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
On June 30, 2014, the Company issued a press release announcing that it had entered in the Amendment. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1
Second Amendment to Amended and Restated Credit Agreement, dated as of June 27, 2014, by and among American Residential Properties, Inc., American Residential Properties OP, L.P. (the “Operating Partnership”), American Residential GP, LLC and American Residential Properties TRS, LLC, as guarantors, American Residential Leasing Company, LLC, as the borrower, Bank of America, N.A., as administrative agent, letters of credit issuer and a lender, and Deutsche Bank AG, New York Branch, Citibank, N.A., JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc., KeyBank National Association, Barclays Bank PLC, Raymond James Bank, N.A. and Comerica Bank, as lenders.

99.1	Press release announcing the Second Amendment to Amended and Restated Credit Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RESIDENTIAL PROPERTIES, INC.

June 30, 2014	By:	/s/ Shant Koumriqian
Name: Shant Koumriqian
Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Second Amendment to Amended and Restated Credit Agreement, dated as of June 27, 2014, by and among American Residential Properties, Inc., American Residential Properties OP, L.P. (the “Operating Partnership”), American Residential GP, LLC and American Residential Properties TRS, LLC, as guarantors, American Residential Leasing Company, LLC, as the borrower, Bank of America, N.A., as administrative agent, letters of credit issuer and a lender, and Deutsche Bank AG, New York Branch, Citibank, N.A., JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc., KeyBank National Association, Barclays Bank PLC, Raymond James Bank, N.A. and Comerica Bank, as lenders.

99.1	Press release announcing the Second Amendment to Amended and Restated Credit Agreement.